SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 17, 2003
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                           POWDER RIVER BASIN GAS CORP

             (Exact name of registrant as specified in its charter)




     COLORADO                 000-31945                        84-1521645
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(State or other          (Commission File No.)             (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)




#104, 3208-8TH Ave. N.E., Calgary, Alberta, Canada                 T2A 7V8
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:           (888) 228-9222
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Item 1.   Changes in Control of Registrant.

On December 17, 2003, Imperial Petroleum Inc. sold 24,855,000 shares of common stock of Powder River Basin Gas Corp. for $175,000 or $.0072 per share to a group of buyers lead by Renard Resources Inc. and its owner, Brian Fox. As a result of the sale, Imperial ceased to be in control of the Company.

The Company is now controlled by Brian Fox and Renard Resources Inc. ( a Company which is owned by Brian Fox.) The total number of shares owned by these parties is 18,655,000 which represented immediately after closing 40.25% of the total issued and outstanding shares of the Company. Shortly after Closing, the Company purchased from Renard a producing oil and gas lease in Louisiana for 38,000,000 shares of common stock of the Company, having an independently determined value of more than $3,800,000, net of $1,200,000 in related debt, which the Company agreed to assume. The persons in control of the Company now own 56,655,000 shares which represents 67.14% of the issued and outstanding shares of the Company.

Mr. Brian Fox was elected  president and director of the Company and Mr. Jeffrey
T. Wilson of Imperial resigned as an officer and director. The purchase amount was borrowed from Base Finance under a revolving line of credit extended to Renard and personally guaranteed by Mr. Fox. Renard pledged 4,000,000 shares of common stock as additional collateral for the revolving line of credit. There are no agreements among the purchasers with respect to the election of directors or any other voting or investment matter with respect to the Shares purchased.

In addition, Renard borrowed approximately $48,000. from Imperial used to discharge indebtedness owed by the Company, and Renard pledged 1,000,000 shares of its common stock as collateral for this loan.



Item 2. Acquisition or Disposition of Assets.

Shortly after the Closing the Company purchased from Renard a producing oil and gas lease in Acadia Parish, LA for 38,000,000 shares of common stock of the Company, having an independently determined value in excess of $3,800,000, net of $1,200,000 in related debt, which the Company agreed to assume. The indebtedness bears interest at the rate of 10% per anum and payments are being made out of cash flow from the production of the lease. The indebtedness is personally guaranteed by Brian Fox, president of the Company.



Item 7.  Financial Statements and Exhibits

Registrant is currently preparing financial statements to reflect the impact of the acquisition to the Company and such financial statements will be provided and filed as soon as practical but in no event after 60 calendar days from the date of this filing.







                        Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Powder River Basin Gas Corp.

By:____________________
Brian Fox
President

December 29, 2003